Exhibit 10.1

Secured Demand Promissory Note

$1,000,000.00	July 27, 2017
DPN-1	Denver, Colorado

For value received, MusclePharm Corporation, a Nevada corporation (the “Company”), promises to pay to Ryan Drexler or his assigns (the “Holder”) the principal sum of One Million Dollars ($1,000,000.00), together with interest on the outstanding principal amount at the rate of fifteen percent (15%) per annum. Interest shall commence on the Issue Date (as defined below) and shall continue and accrue daily at the applicable rate on the outstanding principal amount until paid in full in accordance with this note (the “Note”). Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Accrued and unpaid interest shall be paid by the Company to the Holder in cash on the Payment Date, provided that any interest not paid when due shall be capitalized and added to the principal amount of this Note and begin to bear interest on such date along with all other unpaid principal, capitalized interest and other capitalized obligations hereunder. The “Issue Date” shall be July 6, 2017.

This Note is secured by a lien on and security interest in all of the assets and properties of the Company, as described in the Second Amended and Restated Security Agreement of even date herewith by and between the Company and the Holder (the “Security Agreement”).

WHEREAS, after considering the Company’s short-term cash needs and other available sources of funding, the Board of Directors of the Company (the “Board”) has determined that the issuance and sale of this Note is necessary and advisable to ensure the Company’s ability to operate as a going concern and thereby protect the interests of the Company and its stockholders;

This Note is subject to the following terms and conditions:

1. Maturity on Demand. Unless earlier due and payable as provided in Section 2, all outstanding principal and any accrued but unpaid interest under this Note (whether or not that interest has been capitalized) (the “Repayment Amount”) shall be due and payable on demand of the Holder (the “Payment Date”). Demand for payment hereunder shall be made by notice in writing, delivered by overnight courier to the undersigned at 4701 Irontron Street Building A, Denver, Co 80219 or sent by email to Bill.Bush@musclepharm.com or by fax to 800/490-7165 (with such demand being deemed made and effective one (1) business day after being sent via overnight courier, and effective on the same day it was sent (or, if not sent on a business day, on the following business day) if sent via email or fax), setting out details of the amount outstanding and the appropriate method of payment. Without limiting the foregoing, at the option and upon the declaration of the Holder and upon written notice to the Company, the entire Repayment Amount shall become due and payable upon an Event of Default. An “Event of Default” shall occur if (i) the Company fails to pay any and all unpaid principal, accrued and unpaid interest and all other amounts owing under the Note when due and payable pursuant to the terms of the Note, provided, however, that an Event of Default shall not be deemed to have occurred on account of a failure to pay due solely to an administrative or operational error of any depositary institution that is crediting by ACH or wiring such payment if the Company had the funds to make the payment when due and payment is received by the Holder within two (2) business days following the Company’s knowledge of such failure to pay; (ii) the Company or any of its subsidiaries files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors; (iii) an involuntary petition is filed against the Company or any of its subsidiaries (unless such petition is dismissed or discharged within forty-five (45) days) under any bankruptcy statute or similar law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or (iv) the Company breaches any other material term of this Note or the Security Agreement (unless, in the case of any curable material breach, such material breach is cured within thirty (30) days of the earlier of the date on which (x) the Holder has given notice of such breach to the Company and (y) the Company has actual knowledge of such breach); provided, however, that all obligations under this Note, including without limitation all principal and all accrued and unpaid interest, shall be accelerated, and shall be immediately and automatically due and payable without any notice to the Company or other action, upon the occurrence of any Event of Default described in clause (ii) or (iii) of this sentence.

2. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to any fees and expenses due and payable hereunder, then to accrued and unpaid interest, and then the remainder shall be applied to principal. The Company may prepay this Note in whole or in part at any time following at least fifteen (15) and no more than sixty (60) days’ advance written notice to the Holder.

3. Restrictions on Additional Indebtedness and Liens and Subordination. The Company may not incur or suffer to exist any Indebtedness (as defined below) other than Permitted Indebtedness (as defined below) or any Lien (as defined below) other than Permitted Liens (as defined below).

(a) “Indebtedness” shall mean any and all indebtedness for borrowed money; all obligations in respect of any deferred purchase price; all obligations in respect of capital leases; all reimbursement obligations in respect of letters of credit, surety bonds and similar instruments; all obligations evidenced by notes, bonds, loan agreements, debentures and similar instruments; and all guarantee obligations and contingent obligations in respect of any of the foregoing.

(b) “Permitted Indebtedness” shall mean (a) Indebtedness evidenced by this Note, by that existing Convertible Secured Promissory Note dated November 8, 2016, issued by the Company in favor of the Holder (the “2016 Note”), or by that existing Convertible Secured Promissory Note dated December 7, 2015, and amended as of January 14, 2017, issued by the Company in favor of the Holder (the “2015 Note” and, together with the 2016 Note, the “Prior Notes”); (b) Indebtedness in respect of taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Company maintains adequate reserves therefor; (c) Indebtedness existing as of the date hereof and set forth on the schedule of Permitted Indebtedness attached hereto, or pursuant to an instrument set forth on such schedule; (d) Indebtedness to trade creditors (including suppliers) incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (e) extensions, refinancings, repayment and renewals of the obligations under the Note or the Prior Notes and under any Permitted Indebtedness described in clause (d) above, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company, and (f) Subordinated Indebtedness incurred after the date of this Note and approved by a majority of the Board.

(c) “Subordinated Indebtedness” means secured and/or unsecured Indebtedness expressly subordinated to the obligations of the Company to the Holder hereunder, under the Prior Notes and under the Security Agreement, including in payment and lien priority.

(d) “Lien” shall mean any lien, claim, encumbrance or similar interest in or on any asset, including without limitation any security interest or mortgage.

(e) “Permitted Lien” shall mean (a) Liens securing Indebtedness evidenced by this Note and the Prior Notes; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that the Company maintains adequate reserves therefor; (c) claims of materialmen, mechanics, carriers, warehousemen, processors or landlords arising out of operation of law so long as the obligations secured thereby (i) are not past due or (ii) are being properly contested and for which the Company has established adequate reserves; (d) liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws; (e) liens on equipment (including capital leases) to secure purchase money Indebtedness existing as of the date hereof, or any permitted refinancing thereof, so long as such security interests do not apply to any property of the Company other than the equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of such equipment, and provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed, or refinanced (as may have been reduced by any payment thereon) does not increase; and (f) liens on accounts, inventory, machinery, equipment, instruments, documents, chattel paper, general intangibles and other assets to secure purchase money Indebtedness under agreements set forth on the schedule of Permitted Indebtedness attached hereto.

4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

5. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflict of laws principles that would require application of the laws of another jurisdiction other than Section 5-1401 of the General Obligations Law of the State of New York.).

6. Jurisdiction. Each of the Company and the Holder irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate or individual domicile with respect to actions or proceedings brought against it as a defendant, for purposes of all proceedings. Each of the Company and the Holder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any proceeding and any claim that any proceeding has been brought in an inconvenient forum. Any process or summons for purposes of any proceeding may be served on the Company or the Holder, as applicable, by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices under this Note.

7. Waiver of Jury Trial. Each of the Company and the Holder hereby irrevocably waives any and all right to trial by jury in any proceeding.

8. Notices. Except as set forth in Section 1, any notice required or permitted by this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records; provided, that, any notice to the Company by the Holder also shall be provided to the Board.

9. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall be binding upon the Company, the Holder and each transferee of this Note.

10. Entire Agreement. This Note, together with the Security Agreement, constitutes the entire agreement between the Company and the Holder pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Company and the Holder are expressly canceled.

11. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

12. Action to Collect on Note. The Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection or enforcement of this Note or any obligation hereunder, including without limitation during or in the context of any bankruptcy, receivership, trusteeship, reorganization or insolvency proceeding or other proceeding under any other law for the relief of, or relating to, debtors, now or hereafter in effect, and all such amounts shall be payable on demand (or, if the Holder is prevented by applicable law from making demand, as and when incurred by the Holder) and, if not paid when due, shall be capitalized and become part of the principal amount of this Note, and interest shall accrue thereon as set forth for other principal amounts under this Note.

13. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

14. Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount remaining owed under this Note or, if it exceeds such unpaid principal amount, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

15. Indemnification. The Company shall, to the fullest extent permitted by law, indemnify (but only to the extent of and out of Company assets) the Holder against all reasonable expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Holder in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, before or by any court or any administrative or legislative body or authority, in which the Holder is involved, as a party or otherwise, or with which the Holder may be threatened, arising in connection with this Note, the Prior Notes or the Security Agreement (each, an “Action”), except to the extent the same has been finally adjudicated to constitute fraud, gross negligence or willful misconduct of the Holder or a breach by the Holder of this Note, the Prior Notes or the Security Agreement. Promptly after receipt by the Holder of notice of the commencement or threatened commencement against it of any third party Action, the Holder will notify the Company. The Company will be entitled to assume the defense of the Action unless the Holder shall have reasonably concluded that a conflict may exist between the Company and the Holder in conducting the defense of the Action. If the Company assumes the defense of any Action in accordance with the provisions of this Section, it will not be liable to the Holder for any legal or other expenses subsequently separately incurred by the Holder in connection with the defense of such Action. The Company shall not be liable for any settlement of a third-party Action effected without its written consent, which consent may not be unreasonably withheld.

16. Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

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IN WITNESS WHEREOF, the Company has caused this Secured Demand Promissory Note to be executed as of the date indicated herein.

MusclePharm Corporation By: /s/ William Bush Name: William Bush Title: Lead Director

Schedule of Permitted Indebtedness

Convertible Secured Promissory Note issued on November 8, 2017 by Holder to the Company in an aggregate principal amount of $11,000,000.

Convertible Secured Promissory Note issued on December 7, 2015 by Holder to the Company in an aggregate principal amount of $6,000,000, as amended by the First Amendment to Convertible Secured Promissory Note dated as of January 14, 2017.

Purchase and Sale Agreement, dated as of January 11, 2016, between the Company and Prestige Capital Corporation, as amended or modified through the date hereof, and as hereafter amended or modified with the consent of the Holder in his capacity as such or as a director or officer of the Company.

Capital leases outstanding at March 31, 2017 described in Note 8 to the Condensed Consolidated Financial Statements contained in the Company’s 10-Q for the quarter ended March 31, 2017.